As filed with the Securities and Exchange Commission on December 4, 2020

Registration No. 333-251094

Registration No. 333-251094-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Pennsylvania

(State or other jurisdiction of incorporation or organization)

94-0890210	25-0527925

(I.R.S. Employer Identification No.)

CHEVRON CORPORATION 6001 Bollinger Canyon Road, San Ramon, California 94583 (925) 842-1000	CHEVRON U.S.A. INC. 6001 Bollinger Canyon Road, San Ramon, California 94583 (925) 842-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mary A. Francis, Esq.

Corporate Secretary and Chief Governance Officer

Chevron Corporation

6001 Bollinger Canyon Road,

San Ramon, California 94586

(925) 842-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111	Craig B. Brod, Esq. David Lopez, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act of 1933, as amended (the “Securities Act”), the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time this registration statement becomes effective. Accordingly, any actual acceptance of securities for exchange pursuant to the offer will occur only after this registration statement is effective, subject to the conditions set forth in this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)(3)(4)
7.250% Notes due 2023	$100,000,000	100%	$100,000,000	$10,910
3.900% Notes due 2024	$650,000,000	100%	$650,000,000	$70,915
8.000% Notes due 2027	$250,000,000	100%	$250,000,000	$27,275
3.850% Notes due 2028	$600,000,000	100%	$600,000,000	$65,460
3.250% Notes due 2029	$500,000,000	100%	$500,000,000	$54,550
6.000% Notes due 2041	$850,000,000	100%	$850,000,000	$92,735
5.250% Notes due 2043	$1,000,000,000	100%	$1,000,000,000	$109,100
5.050% Notes due 2044	$850,000,000	100%	$850,000,000	$92,735
4.950% Notes due 2047	$500,000,000	100%	$500,000,000	$54,550
4.200% Notes due 2049	$500,000,000	100%	$500,000,000	$54,550
Total			$5,800,000,000	$632,780

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 of Chevron Corporation and Chevron U.S.A. Inc. (File Nos. 333-251094 and 333-251094-01) (the “Registration Statement”) is being filed as an exhibit-only filing to file the Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, with respect to the Indenture, dated as of August 12, 2020, for Chevron Corporation, as guarantor, filed herewith as Exhibit 25.2 (the “Form T-1”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Form T-1 filed herewith as Exhibit 25.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 (File No. 001-00368) and incorporated herein by reference.

3.2	By-Laws of Chevron Corporation, as amended and restated on September 30, 2020, filed as Exhibit 3.1 to Chevron Corporation’s Current Report on Form 8-K dated October 2, 2020 (File No. 001-00368) and incorporated herein by reference.

3.3	Amended and Restated Articles of Incorporation of Chevron U.S.A. Inc., dated December 31, 2013, filed as Exhibit 3.3 to Chevron Corporation’s Registration Statement on Form S-3 dated August 7, 2020 and incorporated herein by reference.

3.4*	By-Laws of Chevron U.S.A. Inc., as amended and restated on October 1, 2020.

4.1*	Indenture, dated October 14, 1993, between Noble Energy, Inc. (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor trustee to U.S. Trust Company of Texas, N.A.

4.2	Indenture, dated April 1, 1997, between Noble Energy, Inc. (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor trustee to U.S. Trust Company of Texas, N.A., filed as Exhibit 4.1 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

4.3	First Indenture Supplement, dated April 2, 1997, between Noble Energy, Inc. (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor trustee to U.S. Trust Company of Texas, N.A., filed as Exhibit 4.2 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

4.4	Second Indenture Supplement, dated August 1, 1997, between Noble Energy, Inc. (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor trustee to U.S. Trust Company of Texas, N.A., filed as Exhibit 4.1 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

4.5	Indenture, dated February 27, 2009, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, filed as Exhibit 4.1 to Noble Energy, Inc.’s Current Report on Form 8-K, dated February 27, 2009 and incorporated herein by reference.

4.6	Fourth Supplemental Indenture, dated November 8, 2013, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, filed as Exhibit 4.1 to Noble Energy, Inc.’s Current Report on Form 8-K, dated November 8, 2013 and incorporated herein by reference.

4.7	Fifth Supplemental Indenture, dated November 7, 2014, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, filed as Exhibit 4.1 to Noble Energy, Inc.’s Current Report on Form 8-K, dated November 7, 2014 and incorporated herein by reference.

4.8	Seventh Supplemental Indenture, dated August 15, 2017, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, filed as Exhibit 4.1 to Noble Energy, Inc.’s Current Report on Form 8-K, dated August 15, 2017 and incorporated herein by reference.

4.9	Eighth Supplemental Indenture, dated October 1, 2019, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, filed as Exhibit 4.1 to Noble Energy, Inc.’s Current Report on Form 8-K, dated October 1, 2019 and incorporated herein by reference.

4.10	Indenture, dated August 12, 2020, between Chevron U.S.A. Inc., as Issuer, Chevron Corporation, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K dated August 13, 2020 and incorporated herein by reference.

4.11*	Form of First Indenture Supplement to the Indenture, dated October 14, 1993, between Noble Energy, Inc. (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.12*	Form of Third Indenture Supplement to the Indenture, dated April 1, 1997, between Noble Energy, Inc, (formerly known as Noble Affiliates, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.13*	Form of Ninth Supplemental Indenture, dated February 27, 2009, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.14*	Form of Second Supplemental Indenture, between Chevron U.S.A. Inc., as Issuer, Chevron Corporation, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

4.15*	Form of CUSA’s 7.250% Notes due 2023, Form of CUSA’s 7.250% Notes due 2023, Form of CUSA’s 3.900% Notes due 2024, Form of CUSA’s 8.000% Notes due 2027, Form of CUSA’s 3.850% Notes due 2028, Form of CUSA’s 3.250% Notes due 2029, Form of CUSA’s 6.000% Notes due 2041, Form of CUSA’s 5.250% Notes due 2043, Form of CUSA’s 5.050% Notes due 2044, Form of CUSA’s 4.950% Notes due 2047, and Form of CUSA’s 4.200% Notes due 2049 (included in Exhibit 4.14 to this registration statement).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2*	Opinion of Morgan, Lewis & Bockius LLP.

22.1*	Subsidiary Issuer of Guaranteed Securities.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Chevron Corporation.

23.2*	Consent of PricewaterhouseCoopers LLP for Tengizchevroil LLP.

23.3*	Consent of KPMG LLP for Noble Energy, Inc.

23.4*	Consent of Pillsbury Winthrop Shaw Pittman LLP for Chevron Corporation (included in Exhibit 5.1 to this registration statement).

23.5*	Consent of Morgan, Lewis & Bockius LLP for Chevron U.S.A. Inc. (included in Exhibit 5.2 to this registration statement).

24.1*	Powers of Attorney, dated December 3, 2020, for directors and certain officers of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

24.2*	Powers of Attorney, dated December 3, 2020, for directors and certain officers of Chevron U.S.A. Inc., authorizing, among other things, the signing of registration statements on their behalf.

24.3**	Powers of Attorney, dated December 4, 2020, for certain officers of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

24.4**	Power of Attorney, dated December 4, 2020, for officer of Chevron U.S.A. Inc., authorizing, among other things, the signing of registration statements on her behalf.

25.1*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, with respect to the Indenture, dated as of August 12, 2020.

25.2**	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, with respect to the Indenture, dated as of August 12, 2020.

99.1*	Letter of Transmittal and Consent.

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on December 4, 2020.

CHEVRON CORPORATION

By	*
Michael K. Wirth
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on December 4, 2020.

Principal Executive Officer (and Director)	Directors

*	*
Michael K. Wirth Chairman of the Board and Chief Executive Officer	Wanda M. Austin

*
Principal Financial Officer	John B. Frank

*	*
Pierre R. Breber Vice President and Chief Financial Officer	Alice P. Gast

*
Principal Accounting Officer	Enrique Hernandez, Jr.

*	*
David A. Inchausti Vice President and Controller	Jon M. Huntsman Jr.

*
Charles W. Moorman IV

*
Dambisa F. Moyo

*
Debra Reed-Klages

*
Ronald D. Sugar

*By	/s/ Mary A. Francis	*
	Mary A. Francis	D. James Umpleby III
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron U.S.A. Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 4, 2020.

CHEVRON U.S.A. INC.

By	*
Stephen W. Green
President and Director

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on December 4, 2020.

Principal Executive Officer (and Director)	Directors

*	*
Stephen W. Green President and Director	Michael E. Coyle

*
Principal Financial Officer and Principal Accounting Officer	Kari H. Endries

*	*
Beth A. Claar Vice President and Treasurer	Alana K. Knowles

*
Uriel M. Oseguera

*By	/s/ Mary A. Francis
Mary A. Francis
Attorney-In-Fact

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